Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

September 14, 2007

VCG Holding Corp. Announces Completion of Purchase of Platinum
Plus Gentlemen’s Club Portland, Maine
— Also Enters Purchase Agreement for Miami location —

DENVER (BUSINESS WIRE) – September 14, 2007 — VCG Holding Corp. (AMEX: PTT), a leading consolidator and operator of adult nightclubs, today announced that it has completed its previously announced acquisition of an adult nightclub in the Northeastern United States and has also entered into a definitive agreement to purchase an affiliated adult nightclub in Miami.  The letter of intent for these acquisitions were previously announced in a press release dated June 11, 2007, as Southeast and Northeast locations.

The company has purchased 100% of the stock in Kenkev II Corp. for cash consideration of approximately $4.5 million.  The acquisition was funded with $2.8 million in available cash, with the remainder through the company’s bank line of credit.  Kenkev owns and operates the Platinum Plus club in Portland, Maine.  In 2006, the club generated revenues of $4 million and operating profits on a pro forma basis in excess of $1.5 million.

Additionally, VCG Holding has entered into an agreement to purchase the assets of an affiliated club in Miami, Florida.  The company paid an earnest money deposit of $1 million towards the acquisition.  The purchase is contingent upon transfer of all applicable permits and licenses and other contingencies customary with this type of transaction, and is expected to close within the next 30 days.

“We are excited to have completed another seamless acquisition that should be immediately accretive to our company with a purchase price under our target of 3.5 times operating profit,” stated Troy Lowrie, Chairman and CEO of VCG Holding.  “The club in Portland will be renamed in the coming months and will be the eighth to carry the PT’s brand.  In addition, we recently returned from an industry conference in Las Vegas where we were approached by many parties interested in selling their clubs to us.  We look forward to keeping you updated on our acquisition plans.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States.  The Company currently owns fifteen adult nightclubs and one upscale dance lounge.  The night clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Raleigh, Minneapolis, Louisville, and Portland.

Forward-Looking Statements:

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Troy H. Lowrie, CEO
Brent Lewis, CFO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
blewis@vcgh.com